Exhibit 10.3

WESTELL TECHNOLOGIES, INC.

FORM of RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT is granted by
WESTELL TECHNOLOGIES, INC. (the “Company”) to Kirk Brannock (the “Participant”)
this 30th day of November 2017 (the “Grant Date”) pursuant to the Company’s 2015 Omnibus
Incentive Compensation Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definitions of terms contained therein.

WHEREAS, the Company believes it to be in the best interests of the Company and its stockholders for its officers and other Participants to have an incentive tied to the price of the Company's Class A Common Stock (the "Common Stock") in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Company has determined to grant the Participant restricted stock units which assuming certain conditions and other requirements specified below are satisfied convert into shares of Common Stock pursuant to the terms of the Plan and this Agreement;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Participant and other conditions required hereunder, the Company and the
Participant intending to be legally bound hereby agree as follows:

1.Restricted Stock Units Award. The Company hereby grants to the Participant
25,000 “Restricted Stock Units”. The Restricted Stock Units granted under this Agreement are units that will be reflected in a book account maintained by the Company until the shares of
Common Stock have been issued pursuant to Section 3 or have been forfeited. This Award is subject to the terms and conditions of this Agreement and the Plan.

2.Vesting of Award.

Vesting Schedule. The Restricted Stock Units will vest immediately
3.Conversion of the Restricted Stock Units to Common Stock. Immediately
following the vesting of Restricted Stock Units under Section 2, the Company shall issue to the
Participant a certificate representing one share of Common Stock for each Restricted Stock Unit becoming vested. The Company shall not be required to issue fractional shares of Common
Stock upon the settlement of the Restricted Stock Units.

After Restricted Stock Units are converted to shares of Common Stock, the Participant shall receive a cash payment or payments from the Company equal to any cash dividends paid with respect to the number of shares of Restricted Stock relating to Restricted Stock Units that are earned hereunder during the period beginning with the date of Award through the date the shares of Common Stock become issued and outstanding.

4.Interpretation by Administrator. The Participant agrees that any dispute or disagreement that may arise in connection with this Agreement shall be resolved by the

Administrator, in its sole discretion, and that any interpretation by the Administrator of the terms of this Agreement, the Award or the Plan and any determination made by the Administrator under this Agreement or such plan may be made in the sole discretion of the Administrator.

5.Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the aws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)	This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)	This Agreement shall be binding upon and inure to the benefit of the
Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant, the Beneficiary and the personal representative(s) and heirs of the Participant.

IN WITNESS WHEREOF, the parties hereto have, personally or by a duly authorized representative, executed this Agreement as of the Grant Date first above written.
Westell Technologies, Inc.

By: /s/ Thomas P. Minichiello
Name (printed): Tom Minichiello
Title: SVP and CFO

/s/ Kirk R. Brannock
_______________________________________
Name (Printed): Kirk Brannock